Exhibit 99.1
BioTime, Inc.	6121 Hollis Street
Emeryville, CA 94608
Tel: 510-350-2940
Fax: 510-350-2948
www.biotimeinc.com

BIOTIME INC. ANNOUNCES FIRST QUARTER 2008 FINANCIAL RESULTS

-- Reports Growth in First Quarter Royalty Revenue --
-- Expects Continued Growth in Royalty Revenue for Second Quarter --

ALAMEDA, CA, May 19, 2008 – On May 15, 2008 BioTime, Inc. (OTCBB: BTIM) reported financial results for the first quarter ended March 31, 2008.

For the three months ended March 31, 2008, BioTime's total quarterly revenue, including both royalty income and revenue recognition of deferred license fees, increased 55% to $381,018 versus $245,698 for the same period last year.

BioTime reported a net loss of $476,048, or $0.02 per basic and diluted share, for the three months ended March 31, 2008, compared to a net loss of $553,862, or $0.02 per basic and diluted share, for the three months ended March 31, 2007.

BioTime recognized $308,900 in royalty revenue versus $199,264 during the three months ended March 31, 2007, an increase of 55%. The growth in royalties is attributable to the increase in sales of Hextend to both hospitals and the United States Armed Forces.  Hextend is an artificial colloidal solution classified as a plasma volume expander for supporting oncotic pressure as well as providing electrolytes to patients suffering from blood loss in surgery or from trauma. BioTime recognizes royalty revenues in the quarter in which sales reports are received versus the quarter in which the sales take place.  Therefore, royalty revenue for the three months ended March 31, 2008 includes royalties on sales of Hextend during the three months ended December 31, 2007.

Additionally, in April 2008, BioTime received royalties in the amount of $341,153 from Hospira, Inc., an increase of 108% from the same period one year ago. This amount is based on the sales of Hextend made by Hospira, Inc. during the first quarter of 2008, and will be reflected in BioTime’s consolidated financial statements for the second quarter of 2008.  The growth is also attributable to increased sales both to hospitals and the United States Armed Forces.  Hospira is the exclusive distributor of Hextend in the United States. CJ CheilJedang Corp. is the exclusive distributor of Hextend in South Korea.

Michael D. West, Ph.D, BioTime’s Chief Executive Officer, noted, “Our primary pharmaceutical product, Hextend®, continues to gain traction among hospitals in the United States and abroad. Further, knowing that Hextend is assisting medical efforts to save lives, including the lives of the members of our Armed Forces, is a great source of pride for our company.” Dr. West continued, “BioTime has recently entered the field of regenerative medicine through our wholly owned subsidiary Embryome Sciences, Inc., which plans to develop new medical research products using embryonic stem cell technology.  We believe that stem cell technology will have broad application in medicine and will likely be one of the leading technology platforms of the coming decades.”

BioTime, Inc.

License revenue increased 42.5% to $66,183 during the first quarter of 2008 versus $46,434 in the same period last year. Most of this increase consists of license fees received during prior accounting periods from CJ CheilJedang Corp. and Summit Pharmaceuticals International Corporation, and are reflected as deferred revenue on BioTime’s balance sheet.  BioTime amortizes those license fees and recognizes them as current revenues over the expected life of the patents related to the applicable licenses.

Cash and cash equivalents totaled $307,471 as of March 31, 2008, compared with $277,280 as of March 31, 2007.  Total shareholder deficit was $3,349,599 as of March 31, 2008, compared with total shareholders' deficit of $2,372,548 at March 31, 2007, a 41% increase.  As of March 31, 2008, the Company had lines of credit for $2,578,600, from which $1,265,519 had been drawn at that date. The Company drew an additional $575,000 on one of our lines of credit during April 2008.

It is BioTime’s intention to raise the additional capital needed to finance the further development of its products because its current lines of credit and royalty revenues are not sufficient to fund anticipated operating expenses beyond November 15, 2008.

About BioTime, Inc.

BioTime, headquartered in Alameda, California, develops blood plasma volume expanders, blood replacement solutions for hypothermic (low temperature) surgery, organ preservation solutions, and technology for use in surgery, emergency trauma treatment and other applications. BioTime’s lead product Hextend is manufactured and distributed in the U.S. by Hospira, Inc. and in South Korea by CJ CheilJedang Corp. under exclusive licensing agreements. BioTime has recently entered the field of regenerative medicine through its wholly owned subsidiary Embryome Sciences, Inc., through which it plans to develop new medical and research products using embryonic stem cell technology. Additional information about BioTime can be found on the web at www.biotimeinc.com. Hextend®, PentaLyte®, HetaCool®, EmbryomicsTM, ESpyTM, and EScalateTM are trademarks of BioTime, Inc.

Forward Looking Statements

Statements pertaining to future financial and/or operating results, future growth in research, technology, clinical development and potential opportunities for the company and its subsidiary, along with other statements about the future expectations, beliefs, goals, plans, or prospects expressed by management constitute forward-looking statements. Any statements that are not historical fact (including, but not limited to statements that contain words such as “will,” “believes,” “plans,” “anticipates,” “expects,” “estimates,”) should also be considered to be forward-looking statements. Forward-looking statements involve risks and uncertainties, including, without limitation, risks inherent in the development and/or commercialization of potential products, uncertainty in the results of clinical trials or regulatory approvals, need and ability to obtain future capital, and maintenance of intellectual property rights. Actual results may differ materially from the results anticipated in these forward-looking statements and as such should be evaluated together with the many uncertainties that affect the company's business, particularly those mentioned in the cautionary statements found in BioTime's Securities and Exchange Commission filings.  BioTime disclaims any intent or obligation to update these forward-looking statements.

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Contact:

BioTime, Inc.
Judith Segall, 510-521-3390
jsegall@biotimemail.com

-Financial Tables Follow-

BioTime, Inc.

BIOTIME, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
ASSETS	March 31, 2008 (unaudited)	December 31, 2007
CURRENT ASSETS:
Cash and cash equivalents	$307,471	$9,501
Accounts receivable	10,054	3,502
Prepaid expenses and other current assets	210,588	128,643
Total current assets	528,113	141,646

Equipment, net of accumulated depreciation of $586,995 and $585,765, respectively	12,639	12,480
Deposits and other assets	20,976	20,976
TOTAL ASSETS	$561,728	$175,102

LIABILITIES AND SHAREHOLDERS' DEFICIT
CURRENT LIABILITIES:
Accounts payable and accrued liabilities	$590,001	$480,374
Lines of credit payable	1,307,328	716,537
Deferred license revenue, current portion	286,555	261,091
Total current liabilities	2,183,884	1,458,002

LONG-TERM LIABILITIES:
Stock appreciation rights compensation liability	32,877	13,151
Deferred license revenue, net of current portion	1,685,903	1,740,702
Deferred rent, net of current portion	8,663	9,636
Total long-term liabilities	1,727,443	1,763,489

COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS' DEFICIT:
Common shares, no par value, authorized 50,000,000 shares; issued and outstanding 23,544,374 and 23,034,374 shares at March 31, 2008 and December 31, 2007, respectively	40,876,976	40,704,136
Contributed capital	93,972	93,972
Accumulated deficit	(44,320,547)	(43,844,497)
Total shareholders' deficit	(3,349,599)	(3,046,389)
TOTAL LIABILITIES AND SHAREHOLDERS' DEFICIT	$561,728	$175,102

BioTime, Inc.

BIOTIME, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended
	March 31, 2008	March 31, 2007

REVENUES:
License fees	$66,183	$46,434
Royalties from product sales	308,900	199,264
Other revenue - Hextend	5,935	-
Total revenues	381,018	245,698

EXPENSES:
Research and development	(347,151)	(343,550)
General and administrative	(435,939)	(417,780)
Total expenses	(783,090)	(761,330)
Loss from operations	(402,072)	(515,632)
Interest expenses and other income	(73,976)	(38,230)
NET LOSS	$(476,048)	$(553,862)
LOSS PER COMMON SHARE – BASIC AND DILUTED	$(0.02)	$(0.02)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING – BASIC AND DILUTED	23,042,945	22,722,707